As filed with the Securities and Exchange Commission on September 15, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LendingClub Corporation (Exact name of registrant as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, California 94105
(Address of principal executive offices and zip code)

2014 Equity Incentive Plan
2014 Employee Stock Purchase Plan
(Full title of the plan)

Scott Sanborn
President and Chief Executive Officer
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, California 94105
(Name and address of agent for service)

(415) 632-5600
(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq.	Jason Altieri, Esq.
James D. Evans, Esq.	General Counsel
Fenwick & West LLP	LendingClub Corporation
Silicon Valley Center	71 Stevenson Street, Suite 300
801 California Street	San Francisco, California 94105
Mountain View, California 94041	(415) 632-5600
(650) 988-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share
— To be issued under the 2014 Equity Incentive Plan	23,312,863 (2)	$5.45 (4)	$127,055,103	$12,795
— To be issued under the 2014 Employee Stock Purchase Plan	4,326,963 (3)	$4.63 (4)	$20,033,839	$2,017
Total	27,639,826			$14,812

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Represents an automatic increase to the number of shares available for issuance under the 2014 Equity Incentive Plan effective January 1, 2016.

(3)	Represents an automatic increase to the number of shares available for issuance under the 2014 Employee Stock Purchase Plan effective January 1, 2016.

(4)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on September 9, 2016. In the case of the 2014 Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the 2014 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, LendingClub Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 27,639,826 additional shares of Common Stock under the Registrant’s 2014 Equity Incentive Plan (the “EIP”) and under the Registrant’s 2014 Employee Stock Purchase Plan (the “ ESPP ” and together with the EIP, the “Plans”), pursuant to the provisions of the Plans providing for an automatic increase in the number of shares reserved for issuance under such Plans on January 1 of each year. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on December 2, 2014 (Registration No. 333-200676). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on February 22, 2016, as amended on May 16, 2016;

(b)
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36771) filed with the Commission on December 4, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel
An investment fund affiliated with Fenwick & West LLP owns shares of the Registrant's common stock representing less than 0.0002% of the Registrant’s common stock as of December 31, 2015.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (Securities Act).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock repurchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•
the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Legal Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (See the signature page of this Registration Statement)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 15, 2016.

LendingClub Corporation
(Registrant)

By:	/s/ Scott Sanborn
Scott Sanborn
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of LendingClub Corporation, a Delaware corporation, do hereby constitute and appoint Scott Sanborn, President and Chief Executive Officer and Bradley Coleman, Interim Chief Financial Officer and Corporate Controller, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sanborn	President, Chief Executive Officer and Director	September 15, 2016
Scott Sanborn	(Principal Executive Officer)

/s/ Bradley Coleman	Interim Chief Financial Officer	September 15, 2016
Bradley Coleman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel Ciporin	Director	September 9, 2016
Daniel Ciporin

/s/ Jeffrey Crowe	Director	September 9, 2016
Jeffrey Crowe

/s/ John J. Mack	Director	September 9, 2016
John J. Mack

/s/ Timothy Mayopoulos	Director	September 9, 2016
Timothy Mayopoulos

Director
Mary Meeker

/s/ John C. (Hans) Morris	Director	September 9, 2016
John C. (Hans) Morris

/s/ Lawrence Summers	Director	September 9, 2016
Lawrence Summers

/s/ Simon Williams	Director	September 9, 2016
Simon Williams

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Legal Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (See the signature page of this Registration Statement)					X